Exhibit 99.17



           (Text of graph posted to Ashland Inc.'s website concerning
                            Chicago 3-2-1 Crack Spreads)


                           CHICAGO 3-2-1 CRACK SPREADS


                  1998         1999        2000        2001         2002        2003        2004       1998-2003 Avg.
                  ----         ----        ----        ----         ----        ----        ----       --------------
       January    1.92         1.92        3.42        7.84         2.69        3.67        6.34            3.58
      February    3.22         0.76        6.07        4.91         2.58        8.62        7.30            4.36
         March    3.32         3.44        5.71        6.03         5.60        7.54        7.69            5.27
         April    4.51         3.44        6.25       13.15         5.17        7.51       10.30            6.67
           May    5.76         2.78        7.74       16.94         4.89        6.77       13.27            7.48
          June    5.83         3.33       12.24        7.19         6.19        5.66        9.87            6.74
          July    4.50         3.86        3.89        4.68         5.89        5.78        9.87            4.77
        August    3.30         4.67        5.05       11.72         4.31       10.14        6.02            6.53
     September    3.12         3.95        6.73       10.79         4.87        8.86        7.29            6.39
       October    3.11         3.22        7.52        5.47         8.63        6.71        6.31            5.78
      November    2.24         4.45        5.12        4.83         5.75        3.79        6.04            4.36
      December    1.84         2.46        5.08        2.95         4.49        3.65                        3.41
---------------------------------------------------------------------------------------------------------------------------
      Average     3.56         3.19        6.24        8.04         5.09        6.56        8.21            5.44